Certified Public Accountants and Consultants

1730 Rhode Island Avenue, NW

Suite 800

Washington, DC 20036

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement cited as Post-Effective Amendment No . 1 on Form S-1 to Form S-3 relating to the registration of shares for the Dividend Reinvestment and Stock Purchase Plan of MVB Financial Corp. under the Securities Act of 1933 of our audit reports dated February 28, 2012 and March 4, 2011, relating to the consolidated balance sheets of MVB Financial Corp. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, consolidated statements of changes in stockholders' equity and consolidated statements of cash flow for each of the years in the 3- year period ended December 31, 2011 and related financial statement schedule, which appear in the May 10, 2013 current report on Form 8-K/A of MVB Financial Corp.

/s/ McQuade.Brennan.LLP

May 10, 2013

Telephone (202) 296-3306

Fax (202) 296-0059

www.mcquadebrennan.com

Member, Enterprise Worldwide

An International Association of Accountants and Advisors